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                                  EXHIBIT 15

                           STATE STREET CORPORATION

                INDEPENDENT ACCOUNTANT'S ACKNOWLEDGMENT LETTER

The Stockholders and Board of Directors
State Street Corporation

We are aware of the incorporation of reference in Registration Statements (Forms S-8 Nos. 333-16979, 333-36409, 333-65281, 33-57359, 33-38672, 33-38671,
33-2882, 2-93157, 2-88641 and 2-68698) and in Post-Effective Amendment No. 2
to Registration Statement (Form S-8 No. 2-68696) pertaining to various stock option and benefit share plans, in Registration Statements (Form S-3 Nos. 333-2143, 33-49885) and in Post-Effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-2143) and Registration Statements (Form S-3 Nos. 333-49143, 333-49143-01, 333-49143-02 and 333-49143-03) pertaining to the registration of capital securities, debt securities and preferred stock of State Street Corporation and in Registration Statement (Form S-3 No. 333-16987) pertaining to the registration of Common Stock of State Street Corporation, of our report dated October 13, 1998 relating to the unaudited consolidated interim financial statements of State Street Corporation which are included in its Form 10-Q for the quarter ended September 30, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                              ERNST & YOUNG LLP

Boston, Massachusetts
November 9, 1998